NEWS RELEASE
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
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Molina Healthcare Receives Notice of Intent to Award Mississippi Medicaid Contract

LONG BEACH, Calif., Aug. 10, 2022 – Molina Healthcare, Inc. (NYSE: MOH) (“Molina”) announced that its Mississippi health plan subsidiary has been notified by the Mississippi Division of Medicaid (DOM) of its intent to award a Medicaid Coordinated Care Contract for its Mississippi Coordinated Access Program (MississippiCAN) and Mississippi Children’s Health Insurance Program (CHIP) pursuant to the Request for Qualifications issued by DOM on December 10, 2021.

The new contract for Molina’s Mississippi health plan is expected to begin on July 1, 2023, and run through June 30, 2027. Molina Healthcare of Mississippi currently serves nearly 90,000 Medicaid members in the state.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 5.1 million members as of June 30, 2022. For more information about Molina Healthcare, please visit molinahealthcare.com.

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NEWS RELEASE
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
____________________________________________________________________________
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements regarding DOM’s intent to award a Medicaid coordinated care contract to Molina’s Mississippi health plan. All forward-looking statements are based on the Company’s current expectations that are subject to numerous risks and uncertainties that could cause actual results to differ materially. Such risks include, without limitation, the failure to finalize or formalize the intent to award or to execute a final Medicaid coordinated care contract, changes incidental to a successful protest or legal action, a delay in the start date for the contract, or other supervening action by DOM or a court. Given these risks and uncertainties, Molina cannot give assurances that its forward-looking statements will prove to be accurate. All forward-looking statements in this release represent Molina’s judgment as of the date hereof, and it disclaims any obligation to update any forward‑looking statements to conform the statement to changes in its expectations that occur after the date of this release. Information regarding the other risk factors to which the Company is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at at sec.gov. Given these risks and uncertainties, the Company cannot give assurances that its forward-looking statements will prove to be accurate. All forward-looking statements represent the Company’s judgment as of the date hereof.